EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-90932 and Form S-8 No. 333-3132) of Kelley Oil & Gas Corporation and in the related Prospectuses of our report dated March 6, 1995, with respect to the consolidated financial statements of Kelley Oil & Gas Corporation included in this Annual Report (Form 10-K/A, Amendment No.1) for the year ended December 31, 1996.

                                       ERNST & YOUNG LLP

Houston, Texas
March 24, 1998